Exhibit 12.12


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use, in Amendment No. 1 to the Registration Statement on Form SB-2, of our report dated February 28, 1997, except for Note 12 as to which the date is April 25, 1997 relating to the financial statements of ProtoSource Corporation for the years ended December 31, 1996 and 1995 and the reference to our firm under the caption "Experts" in the Prospectus contained in said Registration Statement.



                                                  /s/ Angell & Deering
                                                  ------------------------------
                                                  Angell & Deering
                                                  Certified Public Accountants


Denver, Colorado
February 6, 1998